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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of (i) our report dated June 26, 2002, relating to the financial statements and financial highlights which appears in the April 30, 2002 Annual Report to Shareholders of Orbitex Info-Tech and Communications Fund, Orbitex Emerging Technology Fund (formerly Monument Digital Technology Fund), Orbitex Health & Biotechnology Fund, Orbitex Medical Sciences Fund (formerly Monument Medical Sciences Fund), Orbitex Energy & Basic Materials Fund, Orbitex Financial Services Fund, Orbitex Focus 30 Fund, Orbitex Growth Fund, Orbitex Amerigo Fund and Orbitex Clermont Fund (10 of the portfolios constituting the Orbitex Group of Funds), and (ii) our report dated February 19, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of Orbitex Cash Reserves Fund (1 of the portfolios constituting the Orbitex Group of Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
August 23, 2002